EXHIBIT 10.20

SECOND PROMISSORY NOTE

$2,200,000.00	November 29, 2012

FOR VALUE RECEIVED, AmREIT LANTERN LANE, LP, a Texas limited partnership (“Borrower”), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association, and its successors and assigns (“Lender”) at its offices at 14241 Dallas Parkway, Suite 490, Dallas, Texas 75254 or at such other address as the holder hereof may from time to time designate in writing to Borrower, in lawful money of the United States of America, in immediately available funds, the principal sum of TWO MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($2,200,000.00) or so much of said sum as shall have been advanced by Lender or any subsequent holder hereof, together with interest on the unpaid principal balance of this Second Promissory Note (this “Note”), from time to time outstanding until paid in full at the rates described herein, such payment to be on the terms and conditions hereinafter set forth.

1.                   Loan Agreement; Defined Terms. This Note is executed and delivered pursuant to, and is subject to and governed by, the terms and provisions of that certain Term Loan Agreement of dated as of October 7, 2011 between Borrower and Lender (as it may have been or may be amended, restated, modified or supplemented from time to time, the “Loan Agreement”). Capitalized terms used in this Note and not otherwise defined in this Note shall have the meaning assigned to such terms in the Loan Agreement. Reference also is made to the Loan Agreement for a statement of terms and provisions relevant to this Note but not contained herein.

2.                   Interest and Payment Terms. The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement. Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.

3.                   Security; Loan Documents. The security for this Note includes, among other things, (i) a Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated October 7, 2011, executed by Borrower for the benefit of Lender, recorded as Instrument No. 20110425413 in the Official Public Records of Harris County, Texas (as now or hereafter modified, the “First Lien Deed of Trust”), and (ii) a Second Deed of Trust, Assignment of Leases and Rents, Security Agreement, Fixture Filing and Financing Statement dated of even date herewith, from Borrower to Gregory N. Kaye, as Trustee (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Second Lien Deed of Trust” and, together with the First Lien Deed of Trust, the “Deed of Trust”), each covering certain property in Harris County, Texas described therein (the “Property”). This Note, the Deed of Trust, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note

PROMISSORY NOTE - Page 1

79028040.02

(the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

4.                   Waiver. Except as expressly provided in the Loan Documents and to the extent permitted by applicable law, Borrower waives presentment, demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of nonpayment or dishonor, protest, notice of protest, demand, all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in enforcing any rights or privileges with regard hereto, or in any proceeding against all or any of the properties and interests securing payments hereof. Such parties also agree that, from time to time and without notice to such parties, the time for any payments hereunder may be extended and Lender may consent to the acceptance of further security or the release of any existing security for this Note, all without in any manner affecting their liability under or with respect to this Note. Lender shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in writing. A waiver with reference to one event shall not be construed as continuing or as bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender in exercising any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver or any right or default, the acceptance at any time by Lender of any past due amounts shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter becoming due and payable. Such parties (a) waive to the extent permitted by applicable law the benefit of any laws or rules of court now or hereafter in effect relating to exemption, appraisement or stay of execution; (b) waive and release to the extent permitted by applicable law all benefit that might accrue to them by virtue of any present or future laws exempting any property securing this Note, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and (c) agree that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued thereon, may be sold upon any such writ or by non-judicial trustee’s sale under any mortgage or deed of trust which may be executed to secure this Note in whole or in part, and in any order desired by Lender.

5.                   Costs of Enforcement. Borrower promises to pay all costs of collection, including without limitation all foreclosure fees and attorneys’ fees, whether or not suit is filed or other legal action is instituted, incurred by Lender in enforcing the performance of Borrower’s obligations under this Note or any other Loan Document.

6.                   Event of Default. If any Event of Default shall occur and remain uncured under the Loan Documents, then Lender may, at its option, without further notice or demand except as provided in the Loan Agreement, declare the unpaid principal balance and accrued interest on this Note at once due and payable, foreclosure all liens and/or security interests securing payment hereof and pursue any and all other rights, remedies and recourses it may have. Lender’s rights and remedies under the Loan Documents and at law or in equity, or any one or more of them, shall be cumulative and concurrent, and maybe pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefore

PROMISSORY NOTE - Page 2

shall arise; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof or of any other right or remedy. Failure to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to any other event. The acceptance by Lender of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of Lender.

7.                   Applicable Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS FROM TIME TO TIME IN EFFECT EXCEPT TO THE EXTENT PREEMPTED BY UNITED STATES FEDERAL LAW.

8.                   Maximum Rate. As used herein, the term “Maximum Rate” shall mean and refer to the maximum rate of nonusurious interest, if any, that Lender may from time to time charge Borrower and in regard to which Borrower would be prevented successfully from raising the claim or defense of usury under applicable Law as now, or to the extent permitted by Law, as may hereafter be, in effect (said Law permitting the highest rate being herein referred to as the “Interest Law”). Unless changed in accordance with Law, the applicable rate ceiling under Texas Law shall be the “weekly ceiling”, from time to time in effect, as provided in Chapter 303 of the Texas Finance Code, as amended. It is the intention of Borrower and Lender to conform strictly to the Interest Law applicable to this loan transaction. Accordingly, it is agreed that notwithstanding any provision to the contrary in the Loan Agreement, this Note or in any of the Loan Documents or instruments relating thereto, the aggregate of all interest and any other charges or consideration constituting interest under applicable Interest Law that is taken, reserved, contracted for, charged or received under the Loan Agreement, this Note or under any of the other aforesaid agreements or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law applicable to this loan transaction. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in the Loan Agreement, this Note or in any of the Loan Documents or other instruments relating thereto, then in such event (a) the provisions of this Section shall govern and control, (b) neither Borrower nor Borrower’s successors or assigns or any other party liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Interest Law applicable to this loan transaction, (c) any excess shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited to this Note by Lender (or if this Note shall have been paid in full, refunded to Borrower) and (d) the effective rate of interest shall be automatically subject to reduction to the Maximum Rate as now or hereafter construed by courts of appropriate jurisdiction. All sums paid or agreed to be paid Lender for the use, forbearance or detention of the indebtedness evidenced by this Note shall, to the extent permitted by the Interest Law applicable to this loan transaction, be amortized, prorated, allocated and spread throughout the full term of this Note.

9.                   Notices. Unless expressly provided otherwise herein, all notices, demands, approvals and other communications provided for herein shall be in writing and shall be delivered in accordance with the Loan Agreement.

PROMISSORY NOTE - Page 3

10.                General Provisions. Time is of the essence with respect to every provision hereof. This Note shall inure to the benefit of Lender, its successors and assigns and shall be binding on Borrower, its successors and assigns.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

BORROWER:

AmREIT LANTERN LANE, LP, a Texas limited partnership

By:	AmREIT Lantern Lane GP, LLC, a Texas limited liability company, its general partner

By:
Name: Brett P. Treadwell
Title: Vice President

PROMISSORY NOTE - Page 4